CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249306 on Form S-6 of our report dated December 9, 2020, relating to the financial statement of FT 9041, comprising Dow(R) Target 10 Dec. '20 - Term 1/7/22 (The Dow(R) Target 10 Portfolio, December 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 9, 2020